Exhibit 10.2

Execution Version

CONSENT AGREEMENT

This CONSENT AGREEMENT (this “Agreement”), dated as of September 14, 2017, is made by between WWP Sponsor, LLC, a Delaware limited liability company (“Comfort Member”), New York REIT, Inc., a Maryland corporation (“NYRT”), ARC NYWWPJV001, LLC, a Delaware limited liability company (“Owner Member”) and each Comfort Member Guarantor (defined below). Each of the foregoing, a “Party,” and collectively the “Parties.”

WITNESSETH

WHEREAS, Owner Member and Comfort Member own, respectively, 98.8% and 1.2% of the outstanding limited liability company interests (the “Membership Interests”) of WWP Holdings, LLC, a Delaware limited liability company (the “Company”) and the indirect owner of certain interests in that certain parcel of land located at 825 Eighth Avenue, New York, New York and are party to that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated October 31, 2013 (as amended, the “Existing LLC Agreement”);

WHEREAS, on the one hand, NYRT owns all of the equity interests of Owner Member, and on the other hand, the Comfort Member Guarantors collectively own, indirectly, all of the outstanding equity interests of Comfort Member;

WHEREAS, concurrently with the execution of this Agreement, Owner Member will enter into that certain Membership Interest Purchase Agreement, dated on or about the date hereof (the “Purchase Agreement”) with WWP JV LLC, a Delaware limited liability company (the “Purchaser”), pursuant to which Owner Member shall agree to sell to Purchaser, and Purchaser shall agree to purchase from Owner Member, 48.7% of the Membership Interests (the “Sale” and the Membership Interests sold therein, the “Sale Interests”), on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, contemporaneously with the consummation of the Sale (pursuant to and in accordance with the terms and conditions set forth in the Purchase Agreement), the Parties and Purchaser will enter into that certain Third Amended and Restated the Limited Liability Company Agreement of the Company, substantially in the form thereof attached hereto as Exhibit A (with all blanks completed as noted in the footnotes imbedded in such form), together with such other changes from time to time as may be agreed to by Owner Member and Purchaser which do not have an adverse effect, other than a di minimis adverse effect, on the rights of the Comfort Member and are otherwise permitted pursuant to said agreement (the “A&R LLC Agreement”), and in conjunction therewith admit the Purchaser as a member of the Company;

WHEREAS, contemporaneously with the consummation of the Sale (pursuant to and in accordance with the terms and conditions set forth in the Purchase Agreement), the Purchaser and Owner Member intend to obtain one or more new mortgage and/or mezzanine loan financings to be made to one or more of the Company’s subsidiaries in order to refinance the existing mortgage and/or mezzanine loan financings of the Company and its subsidiaries (collectively, the “Refinancing”);

WHEREAS, in connection with and as consideration for the agreement of the Parties to undertake the transactions described in the foregoing recitals, the Parties hereby desire to enter into this Agreement to provide for the making of certain irrevocable and unconditional releases and waivers of certain claims and causes of action (described herein) by and among the Parties and the payment of certain amounts to be made by Owner Member to Comfort Member upon the consummation of the sale of the Sale Interest to the Purchaser.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

Section 1.              Defined Terms. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1:

“A&R LLC Agreement” has the meaning set forth in the Recitals.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with Comfort Member or Owner Member, as the case may be. For purposes hereof, “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.

“Assignment Agreement” means that certain Assignment and Assumption of Limited Liability Company Interest Agreement, dated as of June 1, 2017, by and between Comfort Member, as assignor, and Owner Member, as assignee.

“Claims” means any and all past, present, direct, indirect and derivative liabilities, obligations, covenants, agreements, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, controversies, agreements, contracts, variances, trespasses, damages of every kind and nature, judgments, extensions, executions, interests, expenses, claims, attorney’s fees, proceedings and demands whatsoever, in law, admiralty, or equity, whether before a court or any other tribunal or body or otherwise, whether now known or unknown, asserted or unasserted, anticipated or unanticipated, seen or unforeseen, suspected or unsuspected.

“Closing” means the closing of the Sale pursuant to the Purchase Agreement.

“Comfort Member Guarantors” means, collectively, George Comfort & Sons, Inc., a New York corporation, RCG Longview Equity Fund PA PSERS L.P., a Delaware limited partnership, RCA Longview Equity Fund, L.P., a Delaware limited partnership and DRA G&I Fund VI Real Estate Investment Trust, a Maryland real estate investment trust.

“Comfort Member” has the meaning set forth in the introductory paragraph.

“Comfort Released Claims” has the meaning set forth in in Section 5(b)(i).

“Comfort Releasees” means Comfort Member, the Comfort Member Guarantors, Comfort Member’s past, present and future controlled Affiliates, and Comfort Member’s and Comfort Members Guarantors’ past, present and future controlled Affiliates’ respective agents, predecessors, successors and assigns, and the directors, officers and employees of any of the foregoing.

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“Comfort Releasing Parties” means, collectively, each of Comfort Member and the Comfort Member Guarantors, and its and their respective controlled Affiliates, predecessors, successors and assigns.

“Company” has the meaning set forth in the Recitals.

“Designated Courts” has the meaning set forth in Section 6(c).

“Existing LLC Agreement” has the meaning set forth in the Recitals.

“Indemnity Agreement” means that certain Indemnity and Contribution Agreement, dated October 31, 2013, by and among the Comfort Member Guarantors and American Realty Capital New York Recovery REIT, Inc. a Maryland corporation (f/k/a NYRT).

“Membership Interests” has the meaning set forth in the Recitals.

“NYRT” has the meaning set forth in the introductory paragraph.

“NYRT Released Claims” has the meaning set forth in Section 5(a)(i).

“NYRT Releasees” means NYRT, its past, present and future controlled Affiliates, and NYRT’s and its past, present and future controlled Affiliates’ respective agents, predecessors, successors, assigns, the directors, officers, and employees of any of the foregoing and the Company and its controlled Affiliates and their successors and assigns.

“NYRT Releasing Parties” means, collectively, each of Owner Member and NYRT, and its and their respective controlled Affiliates, predecessors, successors and assigns.

“Owner Member” has the meaning set forth in the introductory paragraph.

“Owner Member’s Cost of Borrowing” has the meaning set forth in the A&R LLC Agreement.

“Party” or “Parties” has the meaning set forth in the introductory paragraph.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Purchaser” has the meaning set forth in the Recitals.

“Refinancing” has the meaning set forth in the Recitals.

“Releasees” means, collectively, each of the Comfort Releasees and the NYRT Releasees (in such party’s capacity as a party having been granted a release hereunder).

“Releasing Parties” means, collectively, each of the Comfort Releasing Parties and the NYRT Releasing Parties (in such party’s capacity as a party having granted a release hereunder).

“Sale” has the meaning set forth in the Recitals.

“Sale Interests” has the meaning set forth in the Recitals.

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Section 2.             Representations and Warranties.

(a)          Each Party hereby represents and warrants to each other Party as follows: (i) that it is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization; (ii) that it has full limited liability company power and authority to approve, execute, deliver and/or perform pursuant to (as applicable) this Agreement; (iii) that the approval, execution, delivery and performance under this Agreement has been duly authorized by all requisite limited liability company action on the part of such Party; (iv) that this Agreement constitutes the valid, legal and binding obligations of such Party, enforceable against it in accordance with its terms; (v) that the approval, execution, delivery and performance by such Party of this Agreement will not (x) violate the organizational documents thereof or (y) violate any applicable law or judgment binding on it or its assets (if any); and (vi) no consent, approval or authorization, declaration or notice to or filing or registration with any governmental body or agency, or any other Person is required to be made or obtained by such Party in connection with the approval, execution, delivery and performance of or under this Agreement.

(b)          Owner Member hereby represents and warrants to the Comfort Member as follows: (i) that, except as contemplated by the A&R LLC Agreement, the Purchase Agreement does not impose any material obligations on the Company that survive the Closing, (ii) that the Refinancing shall be on the following terms: (A) the aggregate principal amount thereof shall be no more than $1,200,000,000 and (B) the definitive documentation thereof (x) shall permit the transfer of direct and indirect interests in Comfort Member, in each case, in a manner that is not more restrictive than as set forth in the A&R LLC Agreement, (y) shall provide that only current payments of interest thereon shall be made during the term thereof and (z) shall not require the establishment of closing reserves to the extent a creditworthy affiliate of the Investor Member (as defined in the A&R LLC Agreement) guarantees such reserves or provides a letter of intent in lieu of such reserves (which it is required to do under the Purchase Agreement) and (iii) the Comfort Member has no obligations under the Purchase Agreement and the Owner Member acknowledges that the Comfort Member has not received or reviewed the Purchase Agreement.

Section 3.             Sponsor Payment.

(a)          Company Sponsor Distribution. Contemporaneously with the Closing, Owner Member shall cause the Company to distribute to the Comfort Member by wire transfer of immediately available funds an amount equal to 1.2% of the aggregate net proceeds of the Refinancing (which proceeds shall be calculated net of (i) any expense of the Refinancing required to be paid by Owner Member under the Purchase Agreement and (ii) without duplication of amounts set forth in clause (i) above, any expenses arising from or relating to the defeasance of the existing mortgage and/or mezzanine loan financings of the Company and its subsidiaries). Owner Member hereby unconditionally and irrevocably consents to the making of the distribution contemplated by this Section 3(a) to the Comfort Member. At the Closing, Owner Member will provide Comfort Member will a complete and accurate copy of (i) the A&R LLC Agreement and (ii) the final closing statement(s) evidencing the Refinancing.

(b)          NYRT Sponsor Payment. Contemporaneously with the Closing, NYRT shall pay to Comfort Member by wire transfer of immediately available funds an amount equal to the excess of (i) $3,000,000 over (ii) the amount distributed to the Comfort Member by the Company pursuant to Section 3(a).

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Section 4.             Amendment and Restatement of the Existing LLC Agreement.

(a)          Consent to the Amendment of the Existing LLC Agreement. Comfort Member hereby consents to, contemporaneously with the Closing, the amendment and restatement of the Existing LLC Agreement pursuant to the A&R LLC Agreement, the transfer of the Sale Interests to the Purchaser and the admission of the Purchaser as a member of the Company (provided that the Owner Member has timely made the payment under Section 3(b), there have been no changes to the Third Amended and Restated the Limited Liability Company Agreement of the Company attached hereto as Exhibit A, except as permitted under the fourth recital above and the representations and warranties in Section 2(b) are true and correct, except for any inaccuracies that would not have a material adverse effect on the Comfort Member). Comfort Member further acknowledges and agrees that no additional action on the part of the Comfort Releasing Parties shall be required in order to effectuate the execution of the A&R LLC Agreement in accordance with Section 4(b) below, the amendment and restatement of the Existing LLC Agreement pursuant to the A&R LLC Agreement, the transfer of the Sale Interests to the Purchaser and the admission of the Purchaser as a member of the Company.

(b)          Delivery of Signature Page. Comfort Member agrees that execution of this Agreement shall also constitute execution of the countersignature page to the A&R LLC Agreement, which shall be effective and deemed delivered on the Closing at which time Comfort Member authorizes Owner Member to affix such signature page to the A&R LLC Agreement. Comfort Member hereby irrevocably makes, constitutes and appoints the Owner Member as Comfort Member’s true and lawful agent and attorney-in-fact, with full power of substitution, and with full power and authority to act in Comfort Member’s name and on Comfort Member’s behalf, to make, execute and deliver a countersignature page to the A&R LLC Agreement (in the form thereof attached hereto as Exhibit B with such changes as permitted under the fourth recital above). To the fullest extent permitted by law, the power of attorney granted pursuant to this Section 4 is coupled with an interest, shall be irrevocable and shall survive and shall not be affected by the subsequent incapacity of the Comfort Member.

(c)          Transfer Tax Indemnification. Notwithstanding the amendment and restatement of the Existing LLC Agreement, in no event shall Owner Member or the Company be responsible for the payment of any New York State or New York City transfer taxes on account of the purchase and sale of the Call Interest (as defined in the Existing LLC Agreement) in June 2017, and Comfort Member shall indemnify, defend and hold Owner Member harmless from any damages, fines, penalties, liabilities, interest, costs and expenses with respect thereto (including, without limitation, reasonable out-of-pocket attorneys’ fees). Notwithstanding the foregoing, if the taxing authorities shall impose any such tax as a result of aggregating the Call Interest with any Transfers (as defined in the Existing LLC Agreement) of direct or indirect interests in NYRT, each of the Owner Member and Comfort Member shall be responsible for the taxes attributable to its Transfer.

(d)          Certain Payments. NYRT and Owner Member acknowledge that neither Comfort Member nor the Comfort Member Guarantors shall be required to be party to that certain Contribution, Reimbursement and Indemnity Agreement (as defined in the A&R LLC Agreement) to be entered into contemporaneously with the A&R LLC Agreement, nor have any obligations with respect to any Recourse Documents (as defined in such Contribution, Reimbursement and Indemnity Agreement).

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Section 5.             Releases.

(a)          Comfort Member Release.

(i)          Effective upon the Closing, the Comfort Releasing Parties hereby forever fully, irrevocably and unconditionally (i) relinquishes, releases and discharges the NYRT Releasees from, and covenants not to bring any action, suit or other proceeding in any manner, jurisdiction or forum against the NYRT Releasees in connection with or assert, any and all Claims (other than claims expressly excluded pursuant to Section 5(a)(iii)), whether known or unknown, that any of them may have against any or all of the NYRT Releasees (the “NYRT Released Claims”). The Comfort Releasing Parties hereby jointly and severally represent and warrant that no Comfort Releasing Parties has filed any claim related to the NYRT Released Claims on or prior to the date hereof and that no Comfort Releasing Parties has assigned or transferred, directly or indirectly, any NYRT Released Claim to any third party. The Comfort Releasing Parties expressly waive any right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by or on behalf of any Sponsor Releasing Party, related in any way to the NYRT Released Claims. The Comfort Releasing Parties intend the release set forth in this Section 5(a) to have the broadest possible application in compliance with applicable law and includes, but is not limited to, any tort, contract, common law, constitutional or other statutory claims under state, federal or local law or regulation. Each Sponsor Releasing Party declares and represents that such Sponsor Releasing Party intends the releases contemplated by this Section 5(a) to be complete and not subject to any claim of mistake, and that such releases expresses a full, final and complete release with respect to all NYRT Released Claims.

(ii)         Each Sponsor Releasing Party acknowledges that it may later discover claims or facts that may be different than, or in addition to, those that it or any other Sponsor Releasing Party now knows or believes to exist with regard to the NYRT Released Claims, which, if known at the time of signing of this Agreement, may have affected such Sponsor Releasing Party’s decision to enter into this Agreement and grant the waivers and releases set forth in this Section 5(a). Nevertheless, the Comfort Releasing Parties intend to fully, finally and forever release all NYRT Released Claims that now exist, may exist or previously existed, as set forth in this Section 5(a), whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The Comfort Releasing Parties hereby waive any right or NYRT Released Claims that might otherwise arise as a result of such different or additional claims or facts.

(iii)        All Claims arising from or pursuant to this Agreement, the Assignment Agreement or the Indemnity Agreement (but, solely with respect to the Indemnity Agreement, only to the extent relating to the “Loans” (as defined in the Existing LLC Agreement) are, in each case, excluded from the release contemplated by this Section 5(a) and are preserved in all respects.

(b)          NYRT Release.

(i)          Effective upon the Closing, the NYRT Releasing Parties hereby forever fully, irrevocably and unconditionally (i) relinquishes, releases and discharges the Comfort Releasees from, and covenants not to bring any action, suit or other proceeding in any manner, jurisdiction or forum against the Comfort Releasees in connection with or assert, any and all Claims (other than claims expressly excluded pursuant to Section 5(b)(iii)), whether known or unknown, that any of them may have against any or all of the Comfort Releasees (the “Comfort Released Claims”). The NYRT Releasing Parties hereby jointly and severally represent and warrant that no NYRT Releasing Parties has filed any claim related to the Comfort Released Claims on or prior to the date hereof and that no NYRT Releasing Parties has assigned or transferred, directly or indirectly, any Sponsor Released Claim to any third party. The NYRT Releasing Parties expressly waive any right to recovery of any type, including damages or reinstatement, in any administrative or court action, whether state or federal, and whether brought by or on behalf of any NYRT Releasing Party, related in any way to the Comfort Released Claims. The NYRT Releasing Parties intend the release set forth in this Section 5(b) to have the broadest possible application in compliance with applicable law and includes any tort, contract, common law, constitutional or other statutory claims under state, federal or local law or regulation. Each NYRT Releasing Party declares and represents that such NYRT Releasing Party intends the releases contemplated by this Section 5(b) to be complete and not subject to any claim of mistake, and that such releases expresses a full, final and complete release with respect to all Comfort Released Claims.

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(ii)         Each NYRT Releasing Party acknowledges that it may later discover claims or facts that may be different than, or in addition to, those that it or any other NYRT Releasing Party now knows or believes to exist with regard to the Comfort Released Claims, which, if known at the time of signing of this Agreement, may have affected such NYRT Releasing Party’s decision to enter into this Agreement and grant the waivers and releases set forth in this Section 5(b). Nevertheless, the NYRT Releasing Parties intend to fully, finally and forever release all Comfort Released Claims that now exist, may exist or previously existed, as set forth in this Section 5(a), whether known or unknown, foreseen or unforeseen, or suspected or unsuspected, and the release given herein is and will remain in effect as a complete release, notwithstanding the discovery or existence of such additional or different facts. The NYRT Releasing Parties hereby waive any right or Comfort Released Claims that might otherwise arise as a result of such different or additional claims or facts.

(iii)        All Claims arising from or pursuant to this Agreement, the Assignment Agreement or the Indemnity Agreement (but, solely with respect to the Indemnity Agreement, only to the extent relating to the “Loans” (as defined in the Existing LLC Agreement), are, in each case, excluded from the release contemplated by this Section 5(b) and are preserved in all respects.

(c)          The releases and waivers set forth in this Section 5 shall be binding upon the applicable Releasing Parties and any such Releasing Party’s respective successors and assigns, including any Person into which such party shall be merged, consolidated or amalgamated or to which substantially all of the assets of a Releasing Party shall be transferred. No assignment of this Agreement will relieve the assigning party of any of its releases or waivers hereunder. This Agreement shall inure to the benefit of the successors and assigns of each of the Releasees. In the event of a breach of this Section 5 by a Releasing Party, the breaching Releasing Party shall pay all costs, expenses and damages incurred by the non-breaching party resulting from such breach.

Section 6.             Miscellaneous.

(a)          Termination. This Agreement shall terminate automatically and be of no further force and effect (x) without any further action on the part of the Parties if the Purchase Agreement is terminated for any reason in accordance with the terms thereof or (y) at the election of Comfort Member, the Closing is not consummated prior to March 1, 2018. In the event this Agreement is terminated under this Section 6(a), Owner Member shall reimburse Comfort Member’s third-party, reasonable transaction costs and expenses (including attorneys’ fees) provided that in no event shall such reimbursement exceed $50,000 in the aggregate.

(b)          Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine and vice versa. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. In the event the date on which Purchaser or Owner Member is required to take any action under the terms of this Agreement is not a Business Day, the deadline for the performance of such action shall be the next succeeding Business Day. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article. Except as otherwise specifically indicated, all references in this Agreement Sections refer to Sections of this Agreement.

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(c)          Governing Law; Consent to Jurisdiction. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. To the fullest extent permitted by law, each party hereto hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, shall be brought in any city, state or federal court located in the Borough of Manhattan, The City of New York (the “Designated Courts”), and hereby irrevocably accepts and submits to the jurisdiction of the Designated Courts (and of the appropriate appellate courts) of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto also hereby irrevocably consents and agrees, for the benefit of each other party, that any legal action, suit or proceeding against it shall be brought in any Designated Court, and hereby irrevocably accepts and submits to the exclusive jurisdiction of each such Designated Court with respect to any such action, suit or proceeding. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings brought in any such Designated Court and hereby further waives and agrees not to plead or claim in any such Designated Court that any such action, suit or proceeding brought therein has been brought in an inconvenient forum. Each party agrees that (i) to the fullest extent permitted by law, service of process may be effectuated hereinafter by mailing a copy of the summons and complaint or other pleading by certified mail, return receipt requested, at its address set forth above and (ii) all notices that are required to be given hereunder may be given by the attorneys for the respective parties.

(d)          Waiver of Jury Trial. THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREE THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

(e)          Attorneys’ Fees. In the event of any litigation between the parties to enforce or interpret any provision or right hereunder, the unsuccessful party to such litigation covenants and agrees to pay the successful party all reasonable out-of-pocket costs and expenses incurred, including, without limitation, reasonable out-of-pocket attorneys’ fees and disbursements, it being understood and agreed that the determination of the “successful party” shall be included in the matters which are the subject of such litigation.

(f)          Further Assurances. Each Party agrees to execute, acknowledge, deliver, file and record such further certificates, amendments, instruments and documents, and to do all such other acts and things, as may be required by applicable law or as may be necessary or advisable to carry out the intent and purpose of this Agreement.

(g)          Notices. All notices, consents, approvals, waivers or other communications required or permitted hereunder, except as herein otherwise specifically provided, shall be in writing and shall be: (a) delivered personally or by commercial messenger; (b) sent via a recognized overnight courier service; or (c) sent by registered or certified mail, postage pre-paid and return receipt requested, in each case so long as it is addressed to the intended recipient thereof as set forth below:

If to Owner Member or NYRT:

c/o Winthrop REIT Advisors, LLC

7 Bulfinch Place

Suite 500

Boston, Massachusetts 02114

Attention: John Garilli

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with copies (which shall not constitute notice) to:

New York REIT, Inc.

c/o Witkoff Group

40 West 57th Street

New York, New York 10019

Attention: Wendy Silverstein

and

Proskauer Rose LLP

Eleven Times Square

New York, NY 10036

Attention: Steven L. Lichtenfeld, Esq.

If to Comfort Member or the Comfort Member Guarantors:

c/o George Comfort & Sons, Inc.

200 Madison Avenue

New York, New York 10016

Attention: Peter Duncan

with copies (which shall not constitute notice) to:

Blank Rome LLP

405 Lexington Avenue

New York, New York 10174

Attention: Martin Luskin, Esq.

c/o DRA Advisors LLC

220 East 42nd Street, 27th Floor

New York, NY 10012

Attention: David Luski and

    JeanMarie Apruzzese

Email: dluski@draadvisors.com

     jmapruzzese@draadvisors.com

c/o RCG Longview

7 Penn Plaza, Suite 618

New York, NY 10001

Attention: Mr. Jay Anderson

Email: janderson@rcglongview.com

Ramius LLC

599 Lexington Avenue, 20th Floor

New York, NY 10029

Attention: Mr. Michael Boxer

Email: mboxer@ramius.com

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and

Stroock & Stroock & Lavan LLP

180 Maiden Lane

New York, NY 10038-4982

Attention: Karen Scanna, Esq.

Email: kscanna@stroock.com

Any party may change its address specified above by giving each party notice of such change in accordance with this Section 6(g). Any notice shall be deemed given upon actual receipt (or refusal of receipt). The attorney for a party shall be entitled to give notice on behalf of such party; any such Notice so given shall have the effect of being from the party that the attorney represents.

(h)          Binding Agreement; Assignment; Amendment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each such party’s respective heirs, devisees, executors, administrators, legal representatives, successors and legal assigns. No Person other than the Parties hereto and their respective successors, executors, administrators, legal representatives, heirs and permitted assigns shall have any rights or claims under this Agreement. This Agreement shall not be assigned by any party without the prior written consent of all of the parties hereto. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by NYRT and Comfort Member.

(i)          Entire Agreement. This Agreement together with the A&R LLC Agreement (upon effectiveness) constitute the final expression of, and the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged.

(j)          Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original, faxed or electronically mailed in portable document format signature for each party contemplated to sign this Agreement, shall constitute a complete and fully executed agreement. All such fully executed original, faxed or PDF counterparts shall collectively constitute a single agreement.

*           *           *           *           *

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

OWNER MEMBER:

ARC NYWWPJV001, LLC

By:	/s/ Wendy Silverstein
Name:	Wendy Silverstein
Title:	President

NYRT:

NEW YORK REIT, INC.

By:	/s/ Wendy Silverstein
Name:	Wendy Silverstein
Title:	Chief Executive Officer and President

[Signature Page to Consent Agreement]

COMFORT MEMBER:

WWP SPONSOR, LLC

By: GCS RCG LV WWP, LLC, a Delaware limited liability company, its Manager

By: CWWP Partners, LLC, a Delaware limited liability company, its Manager

By:	/s/ Peter S. Duncan
Name:	Peter S. Duncan
Title:	President

SPONSOR GUARANTORS:

DRA G&I FUND VI REAL ESTATE INVESTMENT TRUST

By:	/s/ David Luski
Name:	David Luski
Title:	President

GEORGE COMFORT & SONS, INC.

By:	/s/ Peter S. Duncan
Name:	Peter S. Duncan
Title:	President

RCG LONGVIEW EQUITY FUND PA PSERS, L.P.

By: RCG Longview Equity Partners PA PSERS, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jay Anderson
Name:	Jay Anderson
Title:

RCG LONGVIEW EQUITY FUND, L.P.

By: RCG Longview Equity Partners, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jay Anderson
Name:	Jay Anderson
Title:

[Signature Page to Consent Agreement]